Exhibit 23.11

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated March 10, 2021, with respect to the consolidated financial statements of Mid-Con Energy Partners, LP included in the Current Report on Form 8-K of Contango Oil & Gas Company filed on March 10, 2021, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma

December 10, 2021